Exhibit 99.4

FOR IMMEDIATE RELEASE	Media Hotline: 1-877-534-5180

UPDATE ON RESCUE EFFORTS FROM MASSEY ENERGY

JULIAN, WV, April 7, 2010 – Massey Energy Company (NYSE:MEE) is currently assembling mine rescue teams in order to be fully prepared and ready to enter the mine immediately upon official clearance from the appropriate authorities.

Massey Chairman and CEO Don Blankenship has been on site today and meeting with families all afternoon except for a short period when he was asked to meet with MSHA, following which he provided a brief update to Governor Manchin. He has now returned to meet with families and intends to do so into the evening.

Massey continues to devote its attention and resources to the ongoing rescue efforts and the families while working closely with Federal and State agencies.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P 500 Index.

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